UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 28, 2006

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________
(Former name or former address, if changed since last report)
___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01	OTHER EVENTS

       On February 28, 2006, Global Casinos, Inc. (the "Company") entered into an Organization Agreement with Joseph Kon ("Kon") pursuant to which the Company and Kon agreed to form and organize a limited liability company under the name Global Gaming Technologies, LLC ("GGT"). Under the terms of the Organization Agreement, Kon agreed to contribute to GGT all of his intellectual property rights related to two games of poker which he individually developed. The games have initially been named Flash Poker™ and Russian Roulette™. Global Casinos, Inc. has agreed to make a cash capital contribution to GGT of $100,000, for which it will initially receive a 25% equity interest in GGT. At the Company's election, the Company may make an additional $100,000 cash capital contribution to GGT for which it will receive an additional 25% equity interest. It is anticipated that the initial cash contribution will be used to further develop the two games and to investigate possible patent protection.

      At the present time, both games are still under development and neither has been approved for use in any gaming jurisdiction.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

10.1	Organization Agreement

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Global Casinos, Inc. (Registrant)

Dated: March 9, 2006	/s/ Clifford L. Neuman Clifford L. Neuman, President